Exhibit 99.1
News Release

Mirion Technologies Announces $150 Million Investment from T. Rowe Price, Priced At-the-Market
•Funds and accounts advised by T. Rowe Price Investment Management, Inc. invest $150 million in Mirion to acquire 17,142,857 shares of Mirion common stock at $8.75 per share.
•Mirion intends to use approximately $125 million to pay down debt, with a target net leverage ratio of ~3.1x by the end of 2023, not inclusive of any potential M&A.
•In connection with the investment from T. Rowe Price funds and accounts and the related repayment of indebtedness, Mirion is increasing its Adjusted Free Cash Flow guidance for 2023 to a range of $58 million – $78 million.
Atlanta, GA – February 21, 2023 – Mirion Technologies, Inc. (“Mirion,” "we" or the "company") (NYSE: MIR), a global provider of radiation detection, measurement, analysis and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced that it has agreed to sell $150 million of shares of Class A common stock to certain funds and accounts advised by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”), a global investment management organization.
T. Rowe Price funds and accounts will acquire 17,142,857 registered shares of Mirion stock at $8.75 per share, the closing price of the company’s Class A common stock on the New York Stock Exchange on February 17, 2023. The transaction is expected to close on Thursday, February 23, 2023, subject to customary closing conditions. Mirion intends to use approximately $125 million to pay down debt, while the remaining funds of approximately $25 million (before transaction expenses) are anticipated to be used to fund organic and inorganic growth opportunities.
Thomas Logan, Mirion’s Chief Executive Officer said, “We are pleased to welcome T. Rowe Price Investment Management as a major shareholder in Mirion. This strategic investment will enable us to immediately strengthen our balance sheet through debt reduction. We expect the combined benefit of debt reduction and decreased interest expense to improve our net leverage ratio to approximately 3.1x by the end of 2023.”
The sale of shares will be made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on November 28, 2022. A prospectus supplement and accompanying prospectus relating to the placement will be filed with the SEC in connection with the transaction. Copies of these documents, as and when available, may be obtained, free of charge, at the SEC’s website at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Updated 2023 Guidance
Mirion is updating its adjusted free cash flow guidance, which was previously provided on February 14, 2023, as a result of the investment and the related repayment of indebtedness. The company now expects adjusted free cash flow of $58 million – $78 million for 2023, driven by lower interest expense.
Additionally, other updated guidance assumptions include the following:
•Net interest expense of approximately $60 million (approximately $56 million of cash interest).
•Approximately 197 million shares of Class A common stock outstanding, excluding Class B shares, warrants, and profits interests.
The company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or

Exhibit 99.1
News Release
cannot be reasonably predicted. Accordingly, reconciliations of our guidance for adjusted revenue, organic adjusted revenue adjusted EBITDA, adjusted EPS and adjusted free cash flow are not available without unreasonable effort.

Exhibit 99.1
News Release

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding the anticipated closing of the sale of shares of Class A common stock to T. Rowe Price Investment Management, Inc., our future growth prospects, future financial and operating performance, including our financial guidance and outlook, our order book and backlog, our growth strategy and positioning, market trends, including supply chain hurdles, our competitive positioning, foreign exchange, interest rate and inflation expectations, mergers, acquisitions, divestitures and strategic investments, including completion and integration of previously completed transactions, our future share capitalization and any exercise, exchange or other settlement of our outstanding warrants and other securities. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions, including the Russia-Ukraine conflict and the relationship between the United States and China; risks related to the public’s perception of nuclear radiation and nuclear technologies; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology disruption or security; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from strategic transactions, such as acquisitions, divestitures and investments, including any synergies, or internal restructuring and improvement efforts; our ability to issue debt or equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates, interest rates and inflation, including the impact on our debt service costs; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; risks associated with our limited history of operating as an independent company; the impact of the global COVID-19 pandemic, including the availability, acceptance and efficacy of vaccinations, treatments and laws and regulations with respect to vaccinations, on our projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward- looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition, and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release.

Exhibit 99.1
News Release

Basis of Presentation
As a result of the business combination (the "Business Combination") effected by GS Acquisition Holdings Corp II ("GSAH"), the company’s financial statement presentation distinguishes Mirion Technologies (TopCo), Ltd (“Mirion TopCo”) as the “Predecessor” until the closing date of the Business Combination, October 20, 2021 (the “Closing Date”). Mirion, which includes the combination of Mirion TopCo and GSAH subsequent to the Business Combination, is the “Successor” for periods starting from the Closing Date. As a result of the application of the acquisition method of accounting in the Successor period, the financial statements for the Successor period are presented on a full step-up basis as a result of the Business Combination, and are therefore not comparable to the financial statements of the Predecessor period that are not presented on the same full step-up basis due to the Business Combination. Mirion adopted a calendar year fiscal year in connection with the closing of the Business Combination.
Channels for Disclosure of Information
Mirion intends to announce material information to the public through the Mirion Investor Relations website ir.mirion.com, SEC filings, press releases, public conference calls and public webcasts. Mirion uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information Mirion posts on social media could be deemed to be material information. As such, Mirion encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on Mirion’s investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which Mirion will announce information will be posted on the investor relations page on Mirion’s website.
About Mirion
Mirion Technologies is a leading provider of detection, measurement, analysis and monitoring solutions to the nuclear, defense, medical and research end markets. The organization aims to harness its unrivaled knowledge of ionizing radiation for the greater good of humanity. Headquartered in Atlanta (GA – USA), Mirion employs approximately 2,800 people and operates in 13 countries.
Contacts
For investor inquiries:
Jerry Estes
ir@mirion.com
For media inquiries:
Matthew Maddox
mmaddox@mirion.com

Exhibit 99.1
News Release

Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Adjusted Free Cash Flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.
Free Cash Flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment and purchases of badges.